UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2011

BEL FUSE INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-11676	22-1463699
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

206 Van Vorst Street, Jersey City, New Jersey		07302
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 432-0463

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

Bel Fuse Inc. (the “Company”) is furnishing an Investor Presentation and Factsheet as exhibits to this Current Report on Form 8-K.  The Investor Presentation and Factsheet will also be posted on the Company’s website, www.belfuse.com, and management expects to reference the Investor Presentation and Factsheet in meetings with investors from time-to-time.  The Investor Presentation and Factsheet each contain information about the Company’s results of operations and financial condition for prior periods.  A copy of the Investor Presentation is attached hereto as Exhibit 99.1 and incorporated herein by reference.  A copy of the Factsheet is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The Investor Presentation and Factsheet each include forward-looking information, including information relating to the Company’s financial goals.  All forward-looking statements in the Investor Presentation and Factsheet are based on numerous variables and assumptions that are inherently uncertain and many of which are beyond the control of the Company’s management.  We encourage you to carefully review the disclosures made regarding the limitations inherent in forward-looking statements on the final page of each of the Investor Presentation and Factsheet under the caption “Forward-Looking Statements”.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01.	Regulation FD Disclosure.

The information contained in Item 2.02 is incorporated herein by reference.

Item 8.01.	Other Events.

The information contained in Item 2.02 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibits

99.1	Investor Presentation.

99.2	Factsheet.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEL FUSE INC.
(Registrant)

Date: March 30, 2011	By:	/s/ Daniel Bernstein
Daniel Bernstein President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibits

99.1	Investor Presentation.

99.2	Factsheet.